Granite Point Mortgage Trust Inc. Reports
Third Quarter 2026 Financial Results
and Post Quarter-End Update

NEW YORK, November 4, 2026 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter ended September 30, 2026, and provided an update on its activities subsequent to quarter-end. An earnings supplemental containing third quarter 2026 financial results can be viewed at www.gpmtreit.com.

“During the third quarter, we made significant progress with our loan portfolio by resolving two risk rated ‘5’ loans and collecting full repayments on two loans secured by office properties. In addition, we completed several important financing initiatives to reduce our cost of funds and enhance asset management and financial flexibility,” said Jack Taylor, President and Chief Executive Officer of Granite Point. “As our Board continues its previously announced review of alternatives to enhance stockholder value, we remain focused on prudently managing our portfolio by pursuing further repayments, resolutions and REO sales.”

Third Quarter 2026 Activity
•Recognized GAAP net (loss) attributable to common stockholders of $(60.3) million, or $(12.50) per basic weighted average common share.
•Distributable Earnings (Loss)(1) of $(33.7) million, or $(6.99) per basic weighted average common share.
•Distributable Earnings (Loss) Before Realized Gains and Losses(1) of $(8.4) million, or $(1.74) per basic weighted average common share.
•Book value per common share was $44.54, inclusive of $(38.58) per common share of total CECL reserve.
•Declared common stock dividend of $0.10 per common share and a cash dividend of $0.4375 per share of its Series A preferred stock.
•Net loan portfolio activity of $(81.7) million in unpaid principal balance.
◦$(89.5) million in loan repayments, paydowns, resolutions and amortization, including one resolution of a $(52.4) million loan secured by a multifamily property located in Stockbridge, GA, one resolution of a $(14.7) million loan secured by a hotel property located in New Haven, CT, one full repayment of a $(13.7) million loan secured by an office property in Cincinnati, OH, and one full repayment of $(5.8) million loan secured by an office property in Valencia, CA.
◦$7.9 million in fundings.
•Carried at quarter-end a 97% floating rate loan portfolio with $1.4 billion in total loan commitments comprised of 100% senior loans, with a portfolio weighted average stabilized LTV at origination(2) of 66.0% and a realized loan portfolio yield(3) of 5.3%.
•Total CECL reserve of $185.9 million, or 13.7% of total loan portfolio commitments.
•Weighted average loan portfolio risk-rating was 3.3.
•Held two REO(4) assets with an aggregate carrying value of $88.5 million(5).
•Extended the maturity date and upsized the JPMorgan financing facility to July 2028, with three 1-year term extension options.
◦Refinanced two remaining legacy CLOs, GPMT 2021-FL3 and GPMT 2021-FL4, lowering cost of fundings.
◦Transferred all assets from Citibank and Morgan Stanley repurchase facilities to JPMorgan repurchase facility, reducing the cost of funds for those assets.
•Ended the quarter with $44.7 million in unrestricted cash and Total Leverage Ratio(6) of 1.9x.

Post Quarter-End Update
•On October 5th, effected the previously announced one-for-ten reverse stock split of outstanding shares of common stock.
•So far in Q4’26, funded about $2.4 million in fundings and received one partial paydown of $(11.5) million on an office property located in California.
•As of November 2, 2026, carried approximately $38.8 million in unrestricted cash.

Note: In accordance with generally accepted accounting principles, all common share and per common share amounts presented herein have been adjusted on a retroactive basis to reflect the one-for-ten reverse stock split completed on October 5, 2026.

(1)Please see page 6 for Distributable Earnings (Loss) and Distributable Earnings (Loss) Before Realized Gains and Losses definitions and a reconciliation of GAAP to non-GAAP financial information.
(2)The fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.
(3)Provided for illustrative purposes only. Calculations of realized loan portfolio yield are based on a number of assumptions (some or all of which may not occur) and are expressed as monthly equivalent yields that include net origination fees and exit fees and exclude future fundings and any potential or completed loan amendments or modifications. Portfolio yield includes nonaccrual loans.
(4)REO represents "Real Estate Owned".
(5)Includes $5.3 million in other assets, net of other liabilities related to leases and $7.3 million in real estate owned liabilities, held-for-sale.
(6)Borrowings outstanding on repurchase facilities, secured credit facility, mortgage loan payable and loan participations sold, less cash, divided by total stockholders’ equity.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on November 5, 2026, at 11:00 a.m. ET to discuss third quarter 2026 financial results and related information. To participate in the teleconference, please call toll-free (877) 407-8031, (or (201) 689-8031 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor section under the News & Events link. For those unable to attend, a telephone playback will be available beginning November 5, 2026, at 1:00 p.m. ET through November 19, 2026, at 12:00 a.m. ET. The playback can be accessed by calling (877) 660-6853 (or (201) 612-7415 for international callers) and providing the Access Code 13763274. The call will also be archived on the Company’s website in the Investor section under the News & Events link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, projections and illustrations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. The illustrative examples herein are forward-looking statements. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2025, under the caption “Risk Factors,” and any subsequent Form 10-Q or other filings made with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings (Loss), Distributable Earnings (Loss) Before Realized Gains and Losses, Distributable Earnings (Loss) per basic common share and Distributable Earnings (Loss) Before Realized Gains and Losses per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 1114 Avenue of the Americas, Suite 3020, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Chris Petta, Head of Investor Relations, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2026	December 31, 2025
ASSETS	(unaudited)
Loans held-for-investment	$1,308,672	$1,683,644
Allowance for credit losses	(185,152)	(145,912)
Loans held-for-investment, net	1,123,520	1,537,732
Cash and cash equivalents	44,681	65,958
Restricted cash	1,118	14,108
Real estate owned, held-for-investment, net	30,807	92,039
Real estate owned assets, held-for-sale	59,651	—
Accrued interest receivable	4,490	7,594
Other assets	27,373	37,793
Total Assets	$1,291,640	$1,755,224
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$726,730	$439,173
Securitized debt obligations	—	643,528
Secured credit facility	67,159	71,774
Mortgage loan payable	17,619	17,546
Loan participations sold	33,385	—
Dividends payable	4,114	6,164
Real estate owned liabilities, held-for-sale	7,251	—
Other liabilities	14,845	24,227
Total Liabilities	871,103	1,202,412
Stockholders’ Equity
7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share; 11,500,000 shares authorized, and 8,229,500 and 8,229,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share	82	82
Common Stock, par value $0.01 per share; 450,000,000 shares authorized, and 4,819,710 shares and 4,756,258 issued and outstanding, respectively	48	48
Additional paid-in capital	1,197,415	1,195,707
Cumulative earnings	(298,195)	(180,708)
Cumulative distributions to stockholders	(478,938)	(462,442)
Total Granite Point Mortgage Trust Inc. Stockholders’ Equity	420,412	552,687
Non-controlling interests	125	125
Total Equity	420,537	552,812
Total Liabilities and Stockholders’ Equity	$1,291,640	$1,755,224

GRANITE POINT MORTGAGE TRUST INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Interest Income:
Loans held-for-investment	$18,070	$33,006	$65,104	$100,357
Cash and cash equivalents	319	714	1,156	2,310
Total interest income	18,389	33,720	66,260	102,667
Interest expense:
Repurchase facilities	9,566	8,852	21,693	31,327
Securitized debt obligations	4,000	12,178	21,285	37,462
Secured credit facility	1,764	2,394	5,355	7,497
Mortgage loan payable	334	—	990	—
Loan participations sold	2,309	—	3,721	—
Total interest expense	17,973	23,424	53,044	76,286
Net interest income	416	10,296	13,216	26,381
Other income (loss):
Revenue from real estate owned operations	3,475	3,620	10,182	10,467
(Provision for) benefit from credit losses	(45,404)	1,643	(92,169)	(13,111)
Gain on real estate owned	—	—	—	301
(Loss) on extinguishment of debt	(401)	—	(401)	—
Realized loss on loan sales	—	—	(18)	—
Total other (loss)	(42,330)	5,263	(82,406)	(2,343)
Expenses:
Compensation and benefits	3,980	4,067	12,740	15,556
Servicing expenses	721	862	2,220	2,710
Impairment loss on real estate owned	2,645	—	8,724	—
Expenses from real estate owned operations	4,601	5,776	15,634	15,507
Other operating expenses	2,728	1,757	8,826	7,477
Total expenses	14,675	12,462	48,144	41,250
(Loss) income before income taxes	(56,589)	3,097	(117,334)	(17,212)
Provision for income taxes	63	62	153	131
Net (loss) income	(56,652)	3,035	(117,487)	(17,343)
Dividends on preferred stock	3,600	3,600	10,801	10,801
Net (loss) income attributable to common stockholders	$(60,252)	$(565)	$(128,288)	$(28,144)
Basic (loss) earnings per weighted average common share	$(12.50)	$(0.12)	$(26.75)	$(5.86)
Diluted (loss) earnings per weighted average common share	$(12.50)	$(0.12)	$(26.75)	$(5.86)
Dividends declared per common share	$0.10	$0.50	$1.10	$1.50
Weighted average number of shares of common stock outstanding:
Basic	4,819,710	4,739,345	4,795,788	4,802,537
Diluted	4,819,710	4,739,345	4,795,788	4,802,537

Net (loss) income attributable to common stockholders	$(60,252)	$(565)	$(128,288)	$(28,144)
Comprehensive (loss) income	$(60,252)	$(565)	$(128,288)	$(28,144)

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data) (unaudited)

Three Months Ended
September 30,
2026
Reconciliation of GAAP net (loss) income to Distributable Earnings (Loss)(1):
GAAP net (loss) income attributable to common stockholders	$(60,252)
Adjustments:
Provision for credit losses	45,404
Depreciation and amortization expense on real estate owned	973
Impairment loss on real estate owned	2,645
Loss (gain) on extinguishment of debt	401
Amortization of discount on loan participations sold	1,533
Non-cash equity compensation	906
Distributable Earnings (Loss) Before Realized Gains and Losses	$(8,390)
Write-offs	(25,313)
Distributable Earnings (Loss)	$(33,703)
Distributable Earnings (Loss) Before Realized Gains and Losses per basic weighted average common share	$(1.74)
Distributable Earnings (Loss) Before Realized Gains and Losses per diluted weighted average common share	$(1.74)
Distributable Earnings (Loss) per basic weighted average common share	$(6.99)
Distributable Earnings (Loss) per diluted weighted average common share	$(6.99)
Basic weighted average common shares	4,819,710
Diluted weighted average common shares	4,819,710
(1) Beginning with our Annual Report on Form 10-K for the year ended December 31, 2025, and for all subsequent reporting periods ending on or after December 31, 2025, we have elected to present Distributable Earnings (Loss), a non-GAAP measure, as a supplemental method of evaluating our operating performance. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income to stockholders, subject to certain distribution requirements. Distributable Earnings (Loss) is intended to over time serve as a general, though imperfect, proxy for our taxable income. As such, Distributable Earnings (Loss) is considered a key indicator of our ability to generate sufficient income to pay dividends on our common stock, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings (Loss) on a supplemental basis to our net income (loss) and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall operating performance of our business.
For reporting purposes, we define Distributable Earnings (Loss) as net income (loss) attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income (loss) for the applicable reporting period (regardless of whether such items are included in other comprehensive income or in net income (loss) for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings (Loss) may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings (Loss) only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.
While Distributable Earnings (Loss) excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings (Loss) if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but non-recoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings (Loss) will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the quarter ended September 30, 2026, we recorded a provision for credit losses of $(45.4) million, which has been excluded from Distributable Earnings (Loss), consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings (Loss) referenced above. During the quarter ended September 30, 2026, we recorded $1.0 million, in depreciation and amortization on REO and related intangibles, which has been excluded from Distributable Earnings (Loss) consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings (Loss) referenced above. During the quarter ended September 30, 2026, we recorded $2.6 million, impairment in REO, which has been excluded from Distributable Earnings (Loss) consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings (Loss) referenced above.
Distributable Earnings (Loss) does not represent Net (loss) income attributable to common stockholders or cash flow from operating activities and should not be considered as an alternative to GAAP Net (loss) income attributable to common stockholders, or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings (Loss) may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings (Loss) may not be comparable to the Distributable Earnings (loss) reported by other companies.
We believe it is useful to our stockholders to present Distributable Earnings (Loss) Before Realized Gains and Losses, a non-GAAP measure, to reflect our run-rate operating results as (i) our operating results are mainly comprised of net interest income earned on our loan investments net of our operating expenses, which comprise our ongoing operations, (ii) it helps our stockholders in assessing the overall run-rate operating performance of our business, and (iii) it has been a useful reference related to our common dividend as it is one of the factors we and our Board of Directors consider when declaring the dividend. We believe that our stockholders use Distributable Earnings (Loss) and Distributable Earnings (Loss) Before Realized Gains and Losses, or a comparable supplemental performance measure, to evaluate and compare the performance of our company and our peers.